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                                                                    Exhibit 10.8

              DYNAMIC DETAILS, INC. KEY EMPLOYEE RETENTION PROGRAM

1. Purpose and Effective Date. This Program, effective as of December 19, 2002 (the "Effective Date") shall be known as the Dynamic Details, Incorporated Key Employee Retention Program (the "KERP"). It is a discretionary retention bonus program for the benefit of a select group of employees (the "Key Employees") who are selected for participation as provided herein. Those Key Employees selected for participation and notified of their participation as of the Effective Date are identified in Schedule 1 hereto as the same may be modified from time to time in accordance with the provisions of the KERP. The KERP is intended to qualify as a compensation or bonus plan that is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended, by reason of Section 3 of such Act.

2. Eligibility and Participation. Eligibility and participation shall be at the sole discretion of DDI. In order to become a Participant eligible to receive benefits, an employee must be a Key Employee and must be selected for participation, both of which determinations are within the sole discretion of DDI's Board of Directors. DDI will notify those employees it determines to be eligible for participation in the KERP in writing of their participation. The Board of Directors has determined the employees listed on Schedule 1 hereto to be Key Employees, who are divided into four (4) Tiers, based on their positions within the DDI organization, as follows:

      .    Tier I:   President & Chief Executive Officer (1 person)

      .    Tier II:  Vice Presidents and other Key Officers (9 persons)

      .    Tier III: Key Managers and Professionals (9 persons)

      .    Tier IV:  Key Managers and Professionals (76 persons)

3. Stay Bonus. The KERP is designed to encourage Participants to remain with the Company or a Successor Employer and perform in a satisfactory manner during a prescribed stay period which begins upon the Effective Date and ends on January 1, 2004 (the "Stay Bonus Period"). The Maximum Stay Bonus payable to Participants who remain for the entire Stay Bonus Period is a specified percentage of Base Salary (as defined in paragraph 3.b. below), dependent on the Key Employee Tier to which the employee is assigned, as set forth in Table 3(a). The Stay Bonus is earned and payable in three Installments, each contingent on satisfactory service through each of three specified Service Dates and satisfaction of all terms and conditions specified herein. The Service Dates and percentage of the Maximum Stay Bonus payable on each Service Date is set forth in Paragraph and Table 3(b).

           a. Maximum Stay Bonus. The Maximum Stay Bonus for each Tier is the specified percentage of base salary set forth in Table 3(a) below:

                     --------------------------------------------
                     Tier               Percentage of Base Salary
                     --------------------------------------------
                     Tier I             100%
                     --------------------------------------------
                     Tier II             60%
                     --------------------------------------------
                     Tier III            40%
                     --------------------------------------------
                     Tier IV             30%
                     --------------------------------------------

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      b.   Installments and Service Dates. If the Participant remains employed at DDI for the entire Stay Bonus Period and continues to satisfy all of the conditions for participation, such Participant shall receive the Maximum Stay Bonus in three installments (collectively, "Installments", individually, the "First Installment," "Second Installment" and "Third Installment," respectively), each of which shall be equal to (i) the product of the Participant's Base Salary (which, for purposes of this plan shall mean (x) in the case of Participants in Tiers I and II, the then current annual base salary in effect as of each of the Service Dates and (y) in the case of Participants in Tiers III and IV, the sum of the then current annual base salary in effect as of each of the Service Dates plus sales commissions received by the Participant during calendar year 2002 for such employee) multiplied by the applicable Percentage of Base Salary set forth in Table 3.a, multiplied by (ii) the applicable Installment Percentage set forth in Table 3.b. Each installment is not accrued until the Participant has performed in a satisfactory manner through the applicable Service Date and has satisfied all of the terms and conditions of eligibility as to each of the three Service Dates as set forth in Table 4.b (the "First Service Date," "Second Service Date," and "Third Service Date", respectively), as follows in Table 3(b):

                                  Table 3(b)
           --------------------------------------------------------------
           Tier      First Service Date     Second          Third Service
                     --December 31,         Service         Date--
                     2002                   Date--          January 1,
                                            July 1, 2003    2004
           --------------------------------------------------------------
           Tier I    50%                    25%             25%
           --------------------------------------------------------------
           Tier II   33%                    33%             34%
           --------------------------------------------------------------
           Tier III  33%                    33%             34%
           --------------------------------------------------------------
           Tier IV   33%                    33%             34%
           --------------------------------------------------------------

      c. Form and Time of Payment. Each Installment payable to a Participant shall be paid in a lump sum and shall be subject to payroll taxes and other withholdings according to DDI's standard payroll practices.

      d. Satisfactory Performance Required. Notwithstanding any provisions of the KERP to the contrary, DDI retains the right to reduce, eliminate or otherwise modify the Stay Bonus for any Participant if at any time during the Stay Bonus Period, DDI, in its sole judgment, determines that such Participant's performance is substandard, provided (i) DDI gives the Participant written notice of that determination and a reasonable period of time within which to improve his or her performance, and (ii) the Participant fails to improve his or her performance to DDI's satisfaction within that time.

      e. Discretionary Payments. The Company reserves the right to award Stay Bonuses, as necessary, to employees who are not participants in the KERP in order to retain their services and avoid the disruption and cost of attrition among employees with critical knowledge and/or skills. These retention costs will, in the aggregate, not exceed the greater of (i) $250,000; or (ii) such amount as the Board of Directors of the Company may authorize. Such discretionary payments shall be made only to those who are selected by the Chief Executive Officer in his

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sole discretion, and such employees may be placed on a payment schedule other than that set forth in section 4.b above in the Chief Executive Officer's sole discretion.

      f. Corporate Transactions and Change of Control. The obligations of the KERP shall be binding on a Successor Employer, which means any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of the Company or an employer following a Change of Control. A "Change of Control" means (A) the acquisition of 50 percent or more of each class of the outstanding shares of the Company by a third party which is not a member of a Controlled Group (within the meaning of the Internal Revenue
Code) including the Company, (B) a merger, consolidation or other reorganization of the Company (other than reincorporation), if after giving effect to such merger, consolidation, or other reorganization, the shareholders of the Company immediately prior to such merger, consolidation, or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary power to elect directors of the surviving entity after such merger, consolidation or other reorganization, or (C) the sale of all or substantially all of the assets of the Company to a third party who is not a member of a Controlled Group (within the meaning of the Internal Revenue
Code) including the Company.

4.    TERMINATION OF PARTICIPATION

      a. Events. A Participant's participation in the KERP shall automatically terminate, without notice to or consent by such Participant, upon the first to occur of the following events with respect to such Participant:

                  1)    Involuntary termination of employment,

                  2)    Voluntary Resignation

                  3)    Death, or

                  4)    Disability.

      b. Effect of Termination For Cause or Resignation without Good Reason. In the event a Participant's employment is terminated by DDI for Cause or a Participant voluntarily terminates employment with DDI other than for Good Reason, the Participant shall forfeit his or her entire right to the full amount of any and all Installments that would otherwise have been earned and payable after the date thereof.

      c. Effect of Other Events; Pro Rata Payments. Pro rata payments will be made only in the following circumstances and calculated in the manner specified herein:

           1) Termination by DDI for reasons other than Cause, Termination because of Death or Disability, or Resignation For Good Reason.

      In the event a Participant's employment is terminated by DDI prior to the Third Service Date, for any reason other than Cause, if employment is terminated by death or Disability, or in

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the event that a Participant resigns for Good Reason, the Participant shall be entitled to receive a pro-rata amount of the portion of the Stay Bonus be calculated as either: (i) in the event such termination or resignation occurs after the Effective Date but before the First Service Date, the product of the amount of the First Installment, as calculated in section 3 above, multiplied by a fraction, the numerator of which shall be the number of days from the Effective Date through and including the date of such termination or resignation and the denominator of which shall be the number of days from the Effective Date through and including the First Service Date; or ((ii) in the event that such termination or resignation occurs after the First Service Date, the product of the amount of the next scheduled Installment immediately following such termination or resignation date as calculated in section 3 above, multiplied by a fraction, the numerator of which shall be the number of days from the Service Date immediately preceding such termination or resignation date through and including such termination or resignation date, and the denominator of which shall be the number of days from the Service Date immediately preceding such termination or resignation date through and including the date of the next scheduled Service Date.

      In addition, DDI, in consultation with (and upon approval by) the Board of Directors, shall review the payments to be made to Participants who are terminated due to death or Disability, and when appropriate, may award the full amount of Stay Bonus Payments to such Participants giving full consideration to the value contributed both before and during the Stay Bonus Period.

           2) Employees on Leave. If a Participant is on an approved leave of absence during the Stay Bonus Period, he or she will receive a pro rata Stay Bonus based on the time actually worked during the Stay Bonus Period, as calculated in section c, 1 above.

           3) Promoted Employees. Participants who are hired or promoted to replace Participants participating in the Stay Bonus Plan who voluntarily terminated their own employment or who were terminated for Cause (as defined below) may be selected for participation and eligible for payments under the KERP on a pro-rata basis, at the sole discretion of DDI management.

      d. Definitions. For purposes of the KERP, the following terms shall have the following meaning:

           1)     "Cause",  with  respect  to  any  Participant   (including
those  with Employment Agreements) shall be defined as the Participant's:

                  (i) willful refusal to perform, in any material respect, his or her duties or responsibilities for DDI;

                  (ii)   material breach of his or her duties or
                         responsibilities to DDI;

                  (iii) gross negligence or willful disregard in the performance of his or her duties or responsibilities;

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                  (iv)   willful disregard, in any material respect, of any
                         financial or other budgetary limitations established in good faith by the Board of Directors of DDI if continuing after written notice;

                  (v) engaging in conduct that causes material and demonstrable injury, monetarily or otherwise, to DDI, including, but not limited to, misappropriation or conversion of DDI's assets; or

                  (vi) conviction of or entry of a plea of nolo contendere to a felony.

           2) "Disability" means a physical or mental condition that renders the Participant unable to perform the essential functions of his or her job with or without a reasonable accommodation for a period of 180 consecutive days or more.

           3) "Good Reason" with respect to any Participant shall mean the occurrence of one or more of the following with respect to such Participant: (i) a material reduction in compensation or benefits (provided, however, that a reduction in salary that is both (x) made part of a company-wide salary reduction and (y) no greater than the percentage reduction made for the applicable salary level in the Company salary reduction of July 2001, shall be deemed to be immaterial); (ii) involuntary relocation of primary work location more than 50 miles from the current location; and/or (iii) any other event so defined in any applicable employment Agreement.

5. Binding Authority. Subject to the review and approval of the Board of Directors provided herein, the decisions of DDI, or its duly authorized delegate, shall be final and conclusive for all purposes of the KERP and shall not be subject to any appeal or review.

6. Source of Payments. All Stay Bonus Payments will be paid in cash from the general funds of DDI; no separate fund will be established.

7. Amendment or Termination. The KERP may be amended, modified, suspended or terminated by DDI's Board of Directors at any time and without notice to or the consent of Participants.

8. Severability. If any term or condition of the KERP shall be invalid or unenforceable, the remainder of the KERP shall not be affected thereby and shall continue in effect and application to the fullest extent permitted by law.

9. No Employment Rights. Neither the establishment nor the terms of the KERP shall be held or construed to confer upon any employee the right to a continuation of employment by DDI, nor constitute a contract of employment, express or implied. Subject to any applicable employment agreement, DDI reserves the right to dismiss or otherwise deal with any employee, including the Participants, to the same extent as though the KERP had not been adopted. Nothing in the KERP is intended to alter the "AT-WILL" status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in a written

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employment agreement, the employment of any Participant can be terminated at any time by either DDI or the employee with or without notice, with or without cause.

10. Transferability of Rights. DDI shall have the right to transfer its obligations under the KERP, with respect to one or more Participants, to any person, including any purchaser of all or any part of DDI's business. No Participant or spouse shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant may have at any time to receive payments of benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable, except to the extent required by law. Any attempt by a Participant to transfer or assign a benefit or any rights granted hereunder shall (after consideration of such facts as DDI deems pertinent) be grounds for terminating any rights of the Participant to any portion of the KERP benefits not previously paid.

11. Governing Law. The KERP shall be construed, administered and enforced according to the laws of the State of California.

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                                   Schedule 1

               DDI Key Employee Retention Plan (KERP) Participants
                                       and
                            Stay Bonus Cost Analysis

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